UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2023
CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800, The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Director
On March 22, 2023, Conn’s, Inc. (the “Company”) announced the appointment of Ms. Karen Hartje to its Board of Directors (the “Board”), effective as of March 21, 2023. Ms. Hartje has been named to serve on the Board’s Audit Committee and its Credit Risk Committee. Ms. Hartje is expected to stand for re-election at the annual stockholder meeting in May 2023.
The Board determined that Ms. Hartje qualifies as independent under the rules of The NASDAQ Stock Market. There are no related party transactions between the Company and Ms. Hartje that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements, agreements or understandings between the Company and Ms. Hartje pursuant to which Ms. Hartje was selected as a director.
Ms. Hartje has served as Chief Financial Officer of Sezzle, Inc., a purpose driven payments company operating a digital payments platform, since April 2018. From April 2016 until joining Sezzle, Ms. Hartje operated her own financial consulting business, Grand Group LLC. Prior to her own financial consulting business, Ms. Hartje occupied finance and credit management roles at Bluestem Brands, a retail finance company that was a reboot of Fingerhut Direct Marketing and generated well over $1 billion in retail sales. Ms. Hartje was on the founding team of Bluestem Brands, where she led the finance department reporting to the President of Bluestem Brands. During her tenure, Ms. Hartje led financial planning and analysis, management of credit policies, and forecasting. Before Bluestem Brands, Ms. Hartje started her career with KPMG and has held senior leadership positions at US Bank and Lenders Trust. Ms. Hartje has served on the not-for-profit board of Saint Paul Figure Skating Club, Inc. since 2015, and was previously a member of the board of Upworks from 2016 to 2018. Ms. Hartje has a Bachelor of Arts in Accounting from the University of Minnesota and was a certified public accountant.
Ms. Hartje will be compensated for service on the Board under the Company’s standard arrangement for non-employee directors, prorated from the date of appointment, as described in the Company’s proxy for the 2022 annual meeting of stockholders.

The Company also entered into the Company’s standard form of Indemnification Agreement with Ms. Hartje.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date:	March 22, 2023	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Senior Vice President, General Counsel and Secretary